Exhibit 10.3A

December 12, 2011

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re:	Amendment No. 1 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Private Shelf Agreement, dated as of September 24, 2010 (the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested a certain amendment to the Note Agreement as set forth below and Prudential and the holders of the Notes executing this letter are willing to agree to such amendments on the terms and conditions set forth herein. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendment. From and after the Effective Date (as defined in Section 3 hereof) the definition of Leverage Ratio contained in paragraph 10B of the Note Agreement is amended and restated in its entirety to read as follows:

“Leverage Ratio” shall mean ratio of consolidated total Indebtedness of the Company and its Subsidiaries (excluding any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby letters of credit in an aggregate amount not exceeding $10,000,000) to Consolidated EBITDAE, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.”

SECTION 2. Representations and Warranties. The Company represents and warrants to Prudential and each holder of a Note that, (i) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, this letter has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter and such authorizations, consents and approval are in full force and effect and (ii) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (b) no Event of Default or Default exists.

SECTION 3. Conditions Precedent. The amendment in Section 1 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

3.1. Documents. Prudential and each holder of a Note shall have received original counterparts of this letter executed by Prudential, the Required Holders, the Company and each Guarantor.

3.2. Credit Agreement/Mexicana Credit Agreement Amendments. Prudential and each holder of a Note shall have received an amendment to each of (i) the Credit Agreement and (ii) the Mexicana Credit Agreement, pursuant to which the definition of “Leverage Ratio” in each of such agreement is amended to be consistent with the definition of “Leverage Ratio” set forth in this letter agreement, in each case in form and substance acceptable to Prudential and the Required Holders.

3.3 Material Adverse Effect. Since March 31, 2011, no event causing a Material Adverse Effect shall have occurred with respect to the Company or the Guarantors.

3.4. Fees of Special Counsel to Prudential. All reasonable and documented fees, charges and disbursements of counsel to Prudential and the holders of the Notes to the extent invoiced on or prior to the Effective Date shall have been paid (which shall be paid directly to such counsel).

3.5. Representations. All statements set forth in Section 2 shall be true and correct as of the Effective Date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

3.6. Secretary’s Certificate. The Company and each Guarantor shall have delivered to Prudential and each holder of a Note, a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable, on behalf of itself and the Guarantors, certifying as appropriate as to:

(i) that the Company and each Guarantor have approved the amendment contained in Section 1 and this letter by all necessary corporate, limited liability company and partnership action, as applicable;

(ii) the names of the officer or officers authorized to sign this letter and the true signatures of such officer or officers and specifying the officers permitted to act on behalf of the Company and each Guarantor for purposes of this letter and the true signatures of such officers, on which Prudential and each holder of a Note may conclusively rely; and

(iii) copies of the Company’s and each Guarantor’s organizational documents, including, as applicable, its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Effective Date, certified by the corporate secretary of other appropriate officer, or alternatively, a certification by such corporate secretary or other appropriate officer that such documents remain unchanged and in full force and effect since the time of the certification provided to the Prudential on September 24, 2010;

3.7. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be satisfactory to Prudential and each holder of a Note and its counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 4. Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendments to the Note Agreement made in this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 5. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 5 shall survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 6. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7. Reaffirmation. Each Guarantor hereby consents to the foregoing amendment to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendment. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendment, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 8. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Vice President

Accepted and Agreed:

ADVANCED DRAINAGE SYSTEMS, INC.
ADS WORLDWIDE, INC.
PSA, INC.
ADS STRUCTURES, INC.
ADS VENTURES, INC.
ADS INTERNATIONAL, INC.
HANCOR HOLDING CORPORATION
HANCOR, INC.
MEDIA PLUS, INC.
HANCOR INTERNATIONAL, INC.
SPARTAN CONCRETE, INC.
SEWER TAP, INC.
ADVANCED DRAINAGE OF OHIO, INC.

By:	/s/ Mark Sturgeon
Name:	Mark Sturgeon
Title:	Secretary and Treasurer

STORMTECH LLC

By:	/s/ Ronald R. Vitarelli
Name:	Ronald R. Vitarelli
Title:	General Manager